Exhibit 23.3

Simpson Thacher & Bartlett

ICBC TOWER, 35TH FLOOR

3 GARDEN ROAD, CENTRAL

HONG KONG

TELEPHONE: +852-2514-7600

FACSIMILE: +852-2869-7694

Direct Dial Number	E-mail Address
+852-2514-7660	dfertig@stblaw.com

June 14, 2016

Re:          CONSENT OF SIMPSON THACHER & BARTLETT LLP

LightInTheBox Holding Co., Ltd.

Tower 2, Area D, Diantong Square

No. 7 Jiuxianqiao North Road

Chaoyang District, Beijing 100015

People’s Republic of China

Ladies and Gentlemen,

We hereby consent to the use of our name under caption “Legal Matters” in the Prospectus that forms part of this Registration Statement on Form F-3 filed by LightInTheBox Holding Co., Ltd. We also consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

In providing this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Simpson Thacher & Bartlett

SIMPSON THACHER AND BARTLETT

DANIEL FERTIG	ADAM C. FURBER	ANTHONY D. KING	CELIA C.L. LAM	CHRIS K.H. LIN	JIN HYUK PARK	KATHRYN KING SUDOL	CHRISTOPHER K.S. WONG

RESIDENT PARTNERS

SIMPSON THACHER & BARTLETT, HONG KONG IS AN AFFILIATE OF SIMPSON THACHER & BARTLETT LLP WITH OFFICES IN:

NEW YORK	BEIJING	HOUSTON	LONDON	LOS ANGELES	PALO ALTO	SÃO PAULO	SEOUL	TOKYO	WASHINGTON, D.C.